Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Amendment No.2 to Form F-4 of EUROEV Holdings Limited of our report dated May 23, 2025 with respect to our audit of the financial statements of Hudson Acquisition I Corp as of December 31,2024 and for the year then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
August 21, 2026	Certified Public Accountants
PCAOB ID: 1171